EXHIBIT 99.1

         Abiomed Announces Fiscal Second Quarter 2007 Results

    DANVERS, Mass.--(BUSINESS WIRE)--Nov. 8, 2006--Abiomed, Inc. (NASDAQ: ABMD) today announced revenue of $10.9 million for its second fiscal quarter ended September 30, 2006. Revenue for the first six months of fiscal 2007 was $23.9 million, up approximately 23% compared to revenue of $19.4 million in the first six months of fiscal 2006.

    Comparing the second fiscal quarter of 2007 revenue of $10.9 million to the second fiscal quarter of 2006 revenue of $10.9 million, AB5000 grew 31%, and BVS decreased approximately 37%. While not a significant contribution to total revenue for the second fiscal quarter of 2007, revenues from Impella increased 75% compared to the same period of fiscal 2006.

    Recent operating highlights and financial results for the second fiscal quarter of 2007 as compared to the second fiscal quarter of 2006 included:

    -- The Company's AbioCor(R) Implantable Replacement Heart received approval from the U.S. Food and Drug Administration under a Humanitarian Device Exemption (HDE).

    --  Revenue from console sales (AB5000 and Impella) grew 85%.

    -- The highest number of patients placed on AB5000 Circulatory Support worldwide.

    --  Commencement of the Impella 2.5 pilot study in the United
        States.

    --  Gross margin for the second fiscal quarter of 2007 was 73%.

    -- The second fiscal quarter of 2007 reported net loss was $8.7 million, or $.33 per share. The net loss for the second fiscal quarter of 2007 included stock option expense of approximately $1.6 million, or $.06 per share.

    "We are focused on executing our strategic goals and made progress this quarter on expanding our product portfolio with regulatory approvals and growing our global distribution," said Michael R.
Minogue, Chairman, CEO and President of Abiomed.

    Financial information for the second quarter of fiscal 2007 is attached to this press release.

    CONFERENCE CALL AND WEBCAST

    The Company will host a conference call at 4:30 p.m. ET on November 8, 2006. Michael R. Minogue, Chairman, Chief Executive
Officer and President, and Daniel J. Sutherby, Chief Financial
Officer, will host the conference call.

    To listen to the call live, please tune into the webcast via www.abiomed.com/investors or dial 800-659-2056; the international number is 617-614-2714. The conference call passcode is 99611049. A replay of this conference call will be available beginning at 6:30 p.m ET on November 8, 2006, through 6:30 p.m. ET on November 15, 2006. The replay phone number is 888-286-8010; the international number is 617-801-6888. The replay access code is 60928364.

    ABOUT ABIOMED

    Based in Danvers, Massachusetts, Abiomed, Inc., is a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart. Abiomed currently manufactures and sells the AB5000(TM) Circulatory Support System and the BVS(R) 5000 Biventricular Support System for the temporary support of all patients with failing but potentially recoverable hearts. In Europe, Abiomed offers the minimally invasive Impella(R) Circulatory Support Systems under CE Mark approval. The Impella(R) 5.0 and 2.5 are investigational devices limited by Federal Law solely to investigational use in the United States. Other Impella devices are not yet available for sale in the United States. The Company's AbioCor(R) Implantable Replacement Heart is now available under a Humanitarian Device Exemption granted by the United States Food and Drug Administration. For additional information please visit: www.abiomed.com.

    FORWARD-LOOKING STATEMENTS

    This Release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, and future opportunities. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

                    ABIOMED, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                  (in thousands, except share data)
----------------------------------------------------------------------

                                           September 30,   March 31,
                                               2006          2006
                                           ------------- -------------
ASSETS
Current assets:
  Cash and cash equivalents                 $     7,052    $    7,832
  Short-term marketable securities               14,931        23,003
  Accounts receivable, net                        8,300         8,880
  Inventories                                     5,590         4,868
  Prepaid expenses and other current assets       2,071         1,860
                                           ------------- -------------
Total current assets                             37,944        46,443

Property and equipment, net                       5,492         4,824
Intangible assets, net                            7,674         8,164
Goodwill                                         19,969        19,106
                                           ------------- -------------
Total assets                                    $71,079       $78,537
                                           ------------- -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $     3,512    $    3,070
  Accrued expenses                                5,374         5,185
  Deferred revenue                                  666           484
                                           ------------- -------------
Total current liabilities                         9,552         8,739

Long-term deferred tax                              550           310
                                           ------------- -------------
Total liabilities                                10,102         9,049
                                           ------------- -------------

 Commitments and contingencies                       --            --

Stockholders' equity
  Class B Preferred Stock, $.01 par value-
   authorized 1,000,000 shares; issued and
   outstanding-none                                  --            --
  Common stock, $.01 par value                      267           265
        Authorized - 100,000,000 shares;
         Issued - 26,708,893 shares at
         September 30, 2006 and 26,474,270
         shares at March 31, 2006;
         Outstanding - 26,702,714 shares at
         September 30, 2006 and 26,468,091
         shares at March 31, 2006
  Additional paid-in-capital                    219,502       214,666
  Deferred stock-based compensation                  --          (171)
  Accumulated deficit                          (158,115)     (143,308)
  Treasury stock at cost; 6,179 shares at
   September 30, 2006 and March 31, 2006            (66)          (66)
  Accumulated other comprehensive loss             (611)       (1,898)
                                           ------------- -------------
Total stockholders' equity                       60,977        69,488
                                           ------------- -------------
 Total liabilities and stockholders' equity     $71,079       $78,537
                                           ============= =============


                    ABIOMED, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
                (in thousands, except per share data)
----------------------------------------------------------------------

                                 Three months ended  Six months ended
                                   September 30,      September 30,
                                 ------------------ ------------------
                                   2006     2005      2006     2005
                                  (Fiscal (Fiscal
                                   Q2 '07) Q2 '06)
Revenue:
  Products                        $10,867  $10,758   $23,875  $19,158
  Funded research and development      19      178        19      201
                                 ------------------ ------------------
                                   10,886   10,936    23,894   19,359

Cost of product revenue and
 operating expenses:
     Cost of product revenue
      excluding amortization        2,925    2,448     6,408    4,781
  Research and development          5,285    4,327    10,704    8,291
  Selling, general and
   administrative                  11,046    6,844    20,438   14,147
  Expensed in-process research
   and development                     --       --       800   13,306
  Amortization of intangible
   assets                             504      356       870      607
                                 ------------------ ------------------
                                   19,760   13,975    39,220   41,132
                                 ------------------ ------------------


 Loss from operations              (8,874)  (3,039)  (15,326) (21,773)
                                 ------------------ ------------------

Other income:
  Investment income                   286      296       601      560
  Foreign exchange gain (loss)        (27)     (58)       87     (112)
  Other income, net                    42       22        72       38
                                 ------------------ ------------------
                                      301      260       760      486
                                 ------------------ ------------------
Net loss before provision for
 income taxes                      (8,573)  (2,779)  (14,566) (21,287)
                                 ------------------ ------------------
Provision for income taxes            103       --       241       --
                                 ------------------ ------------------
Net loss                          $(8,676) $(2,779) $(14,807)$(21,287)
                                 ================== ==================

Basic and diluted loss per share   $(0.33)  $(0.11)   $(0.56)  $(0.85)
Weighted average shares
 outstanding                       26,611   26,251    26,553   25,056


    CONTACT: Abiomed, Inc.
             Daniel J. Sutherby, 978-646-1812
             Chief Financial Officer
             ir@abiomed.com
             or
             Liza Heapes, 978-646-1668
             Media Relations
             mediarelations@abiomed.com